                                                                 EXHIBIT 11.1

                               ALTERA CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

                                                THREE MONTHS ENDED
                                                ------------------
                                              March 31,    March 31,
                                                1997          1996
                                             ----------    ---------
PRIMARY:

Weighted average shares outstanding             87,873        87,258

Net effect of dilutive stock options             5,256         4,678
                                             ----------    ---------

Total                                           93,129        91,936
                                             ==========    =========

Net income                                   $  34,056     $  31,440
                                             ==========    =========

Income per share                             $    0.37     $    0.34
                                             ==========    =========


FULLY DILUTED:

Weighted average shares outstanding             87,873        87,258

Net effect of dilutive stock options             5,275         4,678

Assumed conversion of convertible
subordinated notes                               8,990         8,990
                                             -----------   ---------

Total                                          102,138       100,926
                                             ===========   =========

Net income                                   $  34,056     $  31,440

Add:
Convertible subordinated notes
interest, net of income taxes                    1,624         1,920
                                             -----------   ---------

Adjusted net income                          $  35,680     $  33,360
                                             ==========     ========

Income per share                             $    0.35     $    0.33
                                             ==========    =========

                                                                              19